Exhibit 10.4

ENTEGRIS, INC.

OUTSIDE DIRECTORS’ OPTION PLAN

1)	Definitions. As used in this Plan, the following terms have the following meanings:

(a) “Administrator” means the Board or a committee appointed by the Board.

(b) “Affiliate” means a “parent” or “subsidiary” corporation, as defined in Sections 425(e) and 425(f), respectively, of the Code.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Entegris, Inc., a Minnesota corporation.

(f) “Director” means a member of the Board.

(g) “Effective Date” means the date this Plan is approved by the Company’s stockholders.

(h) “Eligible Director” means a Director who is not also an employee of the Company or of an Affiliate.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Grant Date” means the date on which an Option is granted.

(k) “Option” means an option to purchase stock as described in Section 5(a) hereof. An Option granted under this Plan is a nonstatutory option to purchase Stock which does not meet the requirements set forth in Section 422 of the Code.

(l) “Option Agreement” means a written agreement evidencing an Option, in form satisfactory to the Company, duly executed on behalf of the Company and delivered to and executed by an Optionee.

(m) “Optionee” means an Eligible Director who has been granted an Option.

(n) “Plan” means this Entegris, Inc. Outside Directors’ Option Plan.

(o) “Restricted Stock Award” means an award of shares of the Company’s Stock subject to forfeiture and transfer restrictions as determined by the Administrator, evidenced by a signed written agreement between the Company and the Eligible Director setting forth the terms and conditions of the Restricted Stock Award.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Stock” means the Common Stock, $.01 par value, of the Company.

(r) “Subscription Agreement” means a written agreement, in form satisfactory to the Company, duty executed by the Company and an Optionee who has an Option to purchase Stock.

(s) “Voting Shares” means the outstanding shares of the Company entitled to vote for the election of directors.

2)	Purposes of the Plan. The purposes of this Plan are to attract and retain the best available candidates for the Board, to provide additional equity incentives to Eligible Directors through their participation in the growth value of the Stock and to promote the success of the Company’s business. To accomplish the foregoing objectives, this Plan provides a means whereby Eligible Directors will receive Options to purchase Stock or Restricted Stock Awards.

3)	Stock Subject to the Plan. The maximum number of shares of Stock that may be issued pursuant to the Plan upon the exercise of Options or the grant of Restricted Stock Awards is five hundred thousand (500,000). [Note: Due to the Company’s two-for-one stock split effected in March 2000, the number of shares authorized hereunder was automatically increased to 1,000,000.] The shares of Stock covered by the portion of any Option or Restricted Stock Award that expires or otherwise terminates unexercised under this Plan shall become available again for grant. The number of shares of Stock covered by Options or Restricted Stock Awards is subject to adjustment in accordance with Section 5(h).

4)	Administration. The Administrator shall have the authority to grant Options or Restricted Stock Awards upon the terms and conditions of this Plan, and to determine all other matters relating to this Plan. The Administrator may delegate ministerial duties to such employees of the Company as it deems proper. All questions of interpretation and application of this Plan shall be determined by the Administrator, and such determinations shall be final and binding on all Persons.

5)	Terms and Conditions of Options.

(a) Grant of Option and Restricted Stock Awards - Options and Restricted Stock Awards shall be granted pursuant to this Plan as follows:

1) Grant on Date of Adoption - On the date that this Plan is adopted by the Company’s Board of Directors, and subject to subsequent shareholder approval, an Option for fifteen thousand (15,000) shares of Stock shall be granted to each Eligible Director.

2) Grant to Directors Joining the Board – Each Outside Director shall be automatically granted an Option (an “Initial Grant”) to purchase 15,000 shares on the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors.

3) Subsequent Grants – On October 15 of each year or the next trading day thereafter in the event that the market is closed on such date, beginning in 2005, at the election of the Administrator either an Option for nine thousand (9,000) shares of Stock, or a Restricted Stock Award of up to three thousand (3,000) shares, shall be granted to each Eligible Director; provided that such Option or Restricted Stock Award shall only be granted to Outside Directors who will continue to serve after the date of grant of such Option or Restricted Stock Award and who have served continuously since the prior grant of such Option or Restricted Stock Award.

(b) Exercise Price - The exercise price of an Option shall be at least 100% of the value of the Stock on the Grant Date, determined in accordance with Section 6 hereof.

(c) Option Term - Each Option granted under this Plan shall expire ten (10) years from the Grant Date.

(d) Option Exercise -

(1)	Replacement Options - On the date of adoption of this Plan by the Company’s Board of Directors, Options shall be issued to replace currently outstanding options issued under the Fluoroware, Inc. 1997 Directors Stock Option Plan (the “Fluoroware Director Options”). Such replacement Options shall be identical in all respects to and continue the Fluoroware Director Options which are currently outstanding including, but not limited to, carrying forward the original vesting schedules; provided, however, that the number of shares of Stock and exercise price of each replacement Option shall reflect the conversion ratio set forth in that certain June 1, 1999 Consolidation Agreement by and among Empak, Inc., Fluoroware, Inc. and Entegris, Inc. Those Directors or former Directors of Fluoroware, Inc. who qualify as Eligible Directors hereunder shall be entitled to the additional grants provided for by this Plan, including the grant of 15,000 shares on the date of adoption of this Plan as described in Section 5.a. above.

(2)	Exercise - An Option shall be exercisable with respect to one hundred percent (100%) of the Stock six (6) months after the Grant Date, provided that the Optionee has served continuously as a Director of the Company since the Grant Date.

(3)

Compliance with Securities Laws - Stock shall not be issued pursuant to the exercise of an Option unless the exercise of the Option and the issuance and delivery of Stock pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, the rules and regulations promulgated under each of the foregoing, the requirements of the New York Stock Exchange (if the Company’s securities are listed thereon) and the requirements of Nasdaq pertaining to the National Market

System (if the Company’s are quoted thereon), and shall be further subject to the approval of counsel to the Company with respect to such compliance.

(e) Registration and Resale - If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Optionee deliver to the Company such documents as counsel to the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

(f) Payment Upon Exercise - At the time written notice of exercise of an Option is given to the Company, the Optionee shall make payment in full, in cash or check or by one of the methods specified below, for all Stock purchased pursuant to the exercise of the Option.

(g) Payment of Exercise Price; Delivery of Stock - An Option may be exercised by any method approved by the Administrator including delivery by the Optionee of Stock already owned by the Optionee for all or part of the aggregate exercise price of the Stock as to which the Option is being exercised, so long as: (i) the value of such Stock (determined as provided in Section 6) is equal on the date of exercise to the aggregate exercise price of the shares of Stock as to which the Option is being exercised, or such portion thereof as the Optionee is authorized to pay by delivery of Stock, and (ii) such previously owned shares have been held by the Optionee for at least six (6) months.

(h) Adjustments - If the Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or is converted into or exchanged for other securities, the Administrator shall make such appropriate adjustments in: (i) the number and class of shares of Stock subject to this Plan; (ii) each Option outstanding under this Plan; and (iii) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be final and binding on all persons. Any new or additional Stock to which an Optionee may be entitled under this Section 5(h) shall be subject to all of the terms and conditions set forth in Section 5 of this Plan.

(i) No Assignment - No right or benefit under, or interest in, this Plan shall be subject to assignment or transfer (other than by will or the laws of descent and distribution), and no such right, benefit or interest shall be subject to attachment or legal process for or against Optionee or his or her beneficiaries, as the case may be. During the life of the Optionee, an Option shall be exercisable only by the Optionee or, in the event of disability of the Optionee, by the Optionee’s guardian or legal representative.

(j) Termination; Expiration of Unvested Options - Options granted to an Optionee under this Plan, to the extent such rights have not expired or been exercised, shall terminate on the date set forth in the Stock Option Agreement.

(k) Restricted Stock Awards. At the time of a Restricted Stock Award, a certificate representing shares of the Company’s Stock awarded thereunder shall be registered in the name of the Eligible Director. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Eligible Director subject to the terms and conditions of this Plan and the award, and shall bear such a legend setting forth the restrictions imposed thereon as the Administrator, in its discretion, may determine. The Eligible Director shall have all rights of a shareholder with respect to the shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the Eligible Director shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Restricted Stock Award Agreement with respect to such shares; (ii) none of the shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or, if later, until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Administrator, all of the shares shall be forfeited and all rights of the grantee to such shares shall terminate, without further obligation on the part of the Company, unless the Eligible Director serves continuously for the entire restricted period in relation to which such shares were granted and until other restrictive conditions relating to the Restricted Stock Award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such restricted shares.

6) Determination of Value. For purposes of this Plan, the value of the Stock shall be the closing sales price on the New York Stock Exchange or the Nasdaq National Market System, as the case may be, on the date the value is to be determined as reported in The Wall Street Journal. If there are no trades on such date, the closing sale price on the last preceding business day upon which trades occurred shall be the fair market value. If the Stock is not listed on the New York Stock Exchange or quoted on the Nasdaq National Market System, the fair market value shall be determined based on the mean between the closing bid and asked prices, and if a public market does not exist for the Stock, then the value of the Stock shall be determined by the Administrator.

7) Manner of Exercise. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Chief Financial Officer of the Company, accompanied by an executed Subscription Agreement and by payment of the Option exercise price in accordance with Section 5(f). The date the Company receives written notice of an exercise hereunder accompanied by payment of the Option exercise price will be considered the date the Option is exercised. Promptly after receipt of such written notice and payment, the Company shall deliver to the Optionee or such other person permitted to exercise such option under Section 5(i), a certificate or certificates for the requisite number of shares of Stock.

8) Rights.

(a) Rights as Optionee - No Eligible Director shall acquire any rights as an Optionee unless and until an Option Agreement has been duly executed on behalf of the Company, delivered to the Optionee and executed by the Optionee.

(b) Rights as Stockholder - No person shall have any rights as a stockholder of the Company with respect to any Stock subject to an Option until the date that a stock certificate has been issued and delivered to the Optionee.

(c) No Right to Re-election - Nothing contained in this Plan or any Option Agreement shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Company’s stockholders, or confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

9) Registration and Resale. The Board may, but shall not be required to, cause this Plan, the Options and the Stock subject to this Plan to be registered under the Securities Act and under the securities laws of any state. No Option may be exercised, and the Company shall not be obliged to grant any Stock upon exercise of an Option, unless, in the opinion of counsel for the Company, such exercise and grant is in compliance with all applicable federal and state securities laws and the rules and regulations promulgated thereunder. As a condition to the grant of an Option for the issuance of Stock upon the exercise of an Option, the Administrator may require that the Optionee agree to comply with such provisions and federal and state securities laws as may be applicable to such grant or the issuance of Stock, and that the Optionee delivers to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

10) Amendment, Suspension or Termination of the Plan. The Board may at any time amend, alter, suspend or discontinue this Plan, except to the extent that stockholder approval is required for any amendment or alteration: (a) by Rule 16b-3 or applicable law in order to exempt from Section 16(b) of the Exchange Act any transaction contemplated by this Plan; (b) by the rules of the New York Stock Exchange, if the Company’s securities are listed thereon; or (c) by the rules of Nasdaq pertaining to the National Market System, if the Company’s securities are quoted thereon; provided, however, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under an Option without such Optionee’s consent; and provided further, that any provision in this Plan relating to the eligibility of Directors to participate in this Plan, the timing of Option grants made under this Plan or the amount of Options granted to a Director under this Plan, shall not be amended more than once every six (6) months, other than to comport with the changes in the Code or the rules thereunder. Subject to the foregoing, the Administrator shall have the power to make such changes in the regulations and administrative provisions hereunder, or in any Option (with the Optionee’s consent), as in the opinion of the Administrator may be appropriate from time to time.

11) Indemnification of Administrator. Members of the group constituting the Administrator shall be indemnified for actions with respect to this Plan to the fullest extent permitted by the Articles of Incorporation, as amended, and the Bylaws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such person.

12) Headings. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of this Plan.